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Exhibit 10.6

TECHNOLOGY SERVICES AGREEMENT

dated as of                        , 2007

between

UNITED ONLINE, INC.

and

CLASSMATES MEDIA CORPORATION

TECHNOLOGY SERVICES AGREEMENT

        This Technology Services Agreement is dated as of                        , 2007 by and between United Online, Inc., a Delaware corporation ("UOL"), and Classmates Media Corporation, a Delaware corporation ("CMC"). UOL and CMC are sometimes referred to herein separately as a "Party" and together as the "Parties". Capitalized terms used herein shall have the meanings ascribed to them in Article I hereof.

RECITALS

        WHEREAS, UOL is the owner of all the issued and outstanding common stock of CMC;

        WHEREAS, the Parties currently contemplate that CMC will make an initial public offering (the "Offering") of its Class A common stock pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Registration Statement");

        WHEREAS, UOL directly or indirectly provides certain technology services to CMC;

        WHEREAS, following consummation of the Offering, UOL agrees to continue to provide certain technology services to CMC; and

        WHEREAS, each Party desires to set forth in this Agreement the principal terms and conditions pursuant to which UOL will provide certain technology services to CMC.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, for themselves and their respective successors and assigns, hereby covenant and agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.01    Definitions.    (a) As used in this Agreement, the following terms shall have the following meanings, applicable both to the singular and the plural forms of the terms described:

        "Agreement" means this Technology Services Agreement, together with the exhibits hereto and any and all Statements of Work entered into by the Parties, as the same may be amended or supplemented from time to time in accordance with the provisions hereof.

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York or California are authorized or required by law to close.

        "CMC" means CMC and its Subsidiaries and any entity which becomes a Subsidiary of CMC after the date hereof.

        "CMC Intellectual Property" means any Intellectual Property that CMC owns or has a right to sublicense.

        "Confidential Information" shall have the meaning set forth in Section 3.7(b) of the Master Transaction Agreement.

        "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of such Person's property under applicable law.

        "Intellectual Property" means (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, divisions, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, (ii) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all works of authorship, including, but not limited to, all mask work rights and copyrightable works, all copyrights, all applications, registrations and renewals in connection therewith, and all moral rights, (iv) all trade secrets and Confidential Information, (v) all other intellectual property and proprietary rights, and (vi) all copies and tangible embodiments of all of the foregoing (i) through (v) in any form or medium throughout the world.

        "Licensed Technology" means the UOL proprietary technology that may be listed in any Statement of Work or other written agreement between the Parties as constituting Licensed Technology.

        "Master Transaction Agreement" means the Master Transaction Agreement between the Parties of even date herewith.

        "Offering Date" means the date on which the Offering is consummated.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

        "Services" means the technology services to be provided by UOL to CMC under this Agreement, as more fully described in the Statements of Work.

        "Statements of Work" means all written orders executed by the Parties which provide that such orders are governed by, and incorporated by reference into, this Agreement.

        "Subsidiary" means, as to any Person, a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests or (iii) the capital or profits interest, in the case of a partnership.

        "UOL" means UOL and its Subsidiaries (other than CMC and its Subsidiaries) and any entity which becomes a Subsidiary of UOL after the date hereof.

        "Work Product" means any Intellectual Property made, developed, conceived, discovered or reduced to practice by UOL, solely or in collaboration with others, during the period of this Agreement that (i) relate in any manner to the business or the actual or demonstrably anticipated research or development of CMC that UOL undertakes, investigates or experiments with during the course of performing Services hereunder, (ii) UOL may become associated with in the course of performing Services hereunder, (iii) are developed by UOL using any of CMC's Confidential Information, or (iv) are developed by UOL at the expense of CMC.

        (b)   Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Acceptance Period	Section 2.01(d)
Actions	Section 7.02(a)
Background Technology	Section 5.01
Change Order	Section 2.01(c)
Force Majeure Event	Section 8.03(a)
Improvements	Section 4.02
Indemnified Person	Section 7.02(a)
Indemnifying Party	Section 7.02(a)
Moral Rights	Section 4.03(a)
Offering	Preamble
Party	Preamble
Parties	Preamble
Registration Statement	Preamble
Rejection Notice	Section 2.01(d)

        Section 1.02    Internal References.    Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement.

ARTICLE II
DELIVERY OF SERVICES; LICENSE GRANTS

        Section 2.01    Delivery of Services.

          (a)   CMC hereby engages UOL to provide, and UOL hereby agrees to provide, under the terms and conditions of this Agreement, the Services. General descriptions of the Services available to CMC are included in Exhibit A, which Services may be modified from time to time based on the mutual agreement of the parties. The overall terms, conditions, directives, tasks, timelines and goals for completing the Services shall be set forth in one or more Statements of Work. Any Statements of Work may be modified or amended from time to time by the written agreement of the Parties.

          (b)   UOL shall commence the Services on the date designated in the applicable Statement of Work and shall exercise reasonable commercial efforts to meet the timeline, if any, set forth in the Statement of Work, conditioned upon CMC's reasonable cooperation with UOL, including without limitation providing UOL (i) all information reasonably necessary to perform the Services, (ii) access to such portions of the CMC premises as may be necessary to UOL's performance of the Services, (iii) non-conflicting and consistent direction as to the form of the Services, and (iv) such other cooperation as is reasonably necessary to enable UOL to perform the Services.

          (c)   From time to time CMC may reasonably request that UOL make revisions with respect to the Services set forth in a Statement of Work. If agreed, such change shall be evidenced in writing by a "Change Order". In the event that a Change Order recites revisions that materially increase the scope of Services under the applicable Statement of Work, then within ten (10) business days after UOL's receipt of such Change Order, UOL shall deliver to CMC a written, revised Statement of Work reflecting UOL's determination of the revised Services that will apply to the implementation of such revisions. If CMC approves such revised Statement of Work, then the Parties shall execute it, and upon execution the revised Statement of Work will supersede the then existing Statement of Work. If CMC does not approve such revised Statement of Work within ten (10) business days after its receipt by CMC, the then existing Statement of Work shall remain in full force and effect, and UOL shall have no obligation with respect to the applicable Change Order.

          (d)   Upon completion of any Work Product, UOL shall notify CMC of such completion and will deliver such Work Product to CMC in the format specified in the applicable Statement of Work. With respect to software to be delivered to CMC under this Agreement, both the object code and source code of such software shall be delivered unless the applicable Statement of Work specifically provides that only the object code of such software shall be delivered. Promptly after delivery of the Work Product, and in no event later than thirty (30) days thereafter (the "Acceptance Period"), CMC shall inspect such Work Product to verify that such Work Product conforms in all material respects to the applicable Statement of Work. In the event CMC reasonably determines during the Acceptance Period that the Work Product does not conform in all material respects to the Statement of Work, CMC shall promptly notify UOL of such determination in a written notice setting forth with specificity a description of the nonconformities exhibited by such Work Product (the "Rejection Notice"). Upon UOL's receipt of the Rejection Notice, the Parties shall meet to agree upon the timing schedule and other reasonable terms by which UOL shall perform additional Services, at no additional cost to CMC, in order to remedy the nonconformities set forth in the Rejection Notice. Upon UOL's completion of such additional Services, it shall re-deliver the relevant Work Product to CMC in accordance with this Agreement and CMC shall review the same for acceptance or rejection in accordance with this Agreement.

        Section 2.02    License Grants.

          (a)    License by UOL to CMC.    Subject to the terms and conditions of this Agreement, UOL hereby grants to CMC a worldwide, royalty-free, non-exclusive, perpetual, irrevocable license to install, use, copy, perform, execute, distribute, make derivative works from, test and sublicense the Licensed Technology. To the extent that pre-existing work or materials owned or licensed by UOL ("Background Technology") are included in any Licensed Technology or Work Product for CMC, UOL shall use its reasonable best efforts to (i) identify any such Background Technology and to describe it in reasonable detail on an exhibit attached to the applicable Statement of Work and (ii) grant CMC a worldwide, royalty-free, non-exclusive, perpetual, irrevocable license to install, use, copy, perform, execute, distribute, make derivative works from, test and sublicense such Background Technology; provided that if UOL does not have the legal rights to grant CMC such a license to the Background Technology, the Parties will work together in good faith to resolve the matter in a way that is mutually acceptable, which may include CMC obtaining its own direct license to the Background Technology.

          (b)    License to UOL.    In addition to any other license provided to UOL pursuant to this Agreement, CMC grants UOL a non-exclusive license to install, use, copy, perform, execute, distribute, make derivative works from, test and transmit that portion of CMC Intellectual Property as is necessary to enable UOL to perform its obligations under this Agreement. The scope of such license shall be limited to that necessary to enable UOL to perform its obligations under this Agreement, and such license will terminate when it is no longer necessary for UOL to perform its obligations hereunder.

ARTICLE III
FEES; PAYMENT TERMS

        Section 3.01    Fees.    The specific fees associated with specific Services shall be set forth in the applicable Statement of Work. Except as otherwise stated in a Statement of Work, UOL may change the fees it charges CMC for any of the Services by providing one-hundred twenty (120) days written notice to CMC.

        Section 3.02    Billing and Payment.

          (a)   UOL shall invoice CMC on a monthly basis for all amounts due under this Agreement. Each such invoice shall include a description of the basis for the charges. Each invoice shall be payable within thirty (30) days after CMC's receipt thereof. Unless otherwise agreed in writing between the Parties, all payments made pursuant to this Agreement shall be made in U.S. dollars.

          (b)   If CMC fails to pay any payment due under this Agreement on or before its respective payment date, CMC shall be obligated to pay, in addition to the amount due pursuant to such invoice, interest on such amount at the prime rate published in the The Wall Street Journal (as of the applicable payment date) plus two percent (2%) per annum, compounded monthly from the relevant payment date through the date of payment ("Additional Interest"). Unless otherwise agreed in writing between the Parties, all payments made pursuant to this Agreement shall be made in U.S. dollars by wire transfer of immediately available funds.

          (c)   Notwithstanding the foregoing, if CMC in good faith disputes any invoiced charge, payment of such charge shall be made only after mutual resolution of such dispute. CMC agrees to notify UOL promptly, and in no event later than the relevant due date for the payment of such invoice, of any disputed charge. Additional Interest shall not accrue on any amount in dispute and no default shall be alleged until after the relevant payment date.

          (d)   During the term of this Agreement, each Party shall keep such books, records and accounts as are reasonably necessary to verify the calculation of the fees and related expenses for Services provided hereunder. UOL shall provide documentation supporting any amounts invoiced pursuant to this Section 3.02 as CMC may from time to time reasonably request. CMC shall have the right to review such books, records and accounts at any time during normal business hours upon reasonable written notice, and CMC agrees to conduct any such review in a manner so as not to unreasonably interfere with UOL's normal business operations.

ARTICLE IV
INTELLECTUAL PROPERTY

        Section 4.01    General Ownership Rights.

          (a)   Except as otherwise stated in this Agreement or a Statement of Work, each Party shall retain all rights, title and interest in its respective Intellectual Property. Each Party agrees not to attack or contest, in any way or in any forum, the validity, enforceability, ownership of, or rights in the other Party's Intellectual Property, to the maximum extent permitted by law.

          (b)   Unless otherwise specifically provided in this Agreement or in an applicable Statement of Work, all Intellectual Property (including without limitation Confidential Information) disclosed to, delivered to, or accessed by CMC from UOL shall be and remain the sole and exclusive property of UOL and nothing contained herein shall be construed as granting to or conferring upon CMC any rights, by license or otherwise, in any Confidential Information or other Intellectual Property (including, without limitation, any patent, copyright or trade secret) of UOL. Unless otherwise specifically provided in this Agreement or in an applicable Statement of Work, all Intellectual Property (including without limitation Confidential Information) disclosed to, delivered to, or accessed by UOL from CMC shall be and remain the sole and exclusive property of CMC and nothing contained herein shall be construed as granting to or conferring upon UOL any rights, by license or otherwise, in any Confidential Information or other Intellectual Property (including, without limitation, any patent, copyright or trade secret) of CMC. Prior to the date of this Agreement UOL undertook certain software development projects at CMC's request for the CMC business and it is understood and agreed that all Intellectual Property made, developed, conceived, discovered or reduced to practice by UOL pursuant to such development projects constitutes Work

  Product and CMC Intellectual Property except to the extent otherwise agreed in writing by the parties.

        Section 4.02    Improvements to the Licensed Technology.    UOL shall own all rights, title and interest in any Intellectual Property related to any adaptations, modifications, enhancements or changes to the Licensed Technology ("Improvements") made by either Party, and such Improvements shall be deemed Licensed Technology under this Agreement.

        Section 4.03    Works for Hire.

          (a)   Unless otherwise specified in a Statement of Work, the Parties agree that all Work Product created by UOL for CMC pursuant to a Statement of Work shall be considered works for hire as created by UOL for CMC and shall be owned exclusively to CMC and its designees. If by operation of law any of such Work Product is not entirely owned by CMC automatically upon creation thereof, then UOL agrees to assign and does hereby fully assign all of UOL's right, title and interest in and to such Work Product to CMC. UOL hereby irrevocably transfers and assigns to CMC all of UOL's right, title and interest in and to any and all Moral Rights (as defined below) that UOL may have in or with respect to any such Work Product. UOL also hereby forever waives and agrees never to assert any and all Moral Rights UOL may have in or with respect to any such Work Product, even after termination of UOL's work on behalf of CMC. "Moral Rights" means any right to claim authorship of any such Work Product or to prohibit the use of UOL's name as the author, to object to any distortion, mutilation or other modification of any such Work Product, or to object to any other derogatory action in relation to any such Work Product, and any similar right, existing under judicial or statutory law of any country, or under any treaty, regardless of whether or not such right is defined as or generally referred to as a "moral rights." Notwithstanding the foregoing, the Parties acknowledge that UOL and its personnel may use the ideas, concepts, know-how and techniques related to any Work Product, without the payment of royalties or other consideration to the extent that such ideas, concepts, know-how and techniques are retained in the unaided memories of UOL's personnel who have had authorized access to the Work Product.

          (b)   UOL agrees that it will use commercially reasonable efforts to assist CMC, at CMC's expense, in its efforts to perfect CMC's right, title and interest in and to the Intellectual Property related to the Work Product described in the first sentence of Section 4.03(a), in all countries, including without limitation: (i) the disclosure to CMC of all pertinent information and data with respect to such Work Product; (ii) the execution of all applications, specifications, oaths, assignments and all other instruments that CMC shall deem necessary and/or useful in order to apply for and obtain copyrights, patents, trademarks and other protection, and in order to assign and convey to CMC, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Work Product; and (iii) consultation, assistance and being available for testimony in any action or proceeding to enforce such rights. UOL further agrees that its obligations under this Section 4.03(b) shall continue after the termination of this Agreement with respect to any and all such Work Product to be assigned to and/or owned by CMC under the provisions of Section 4.03(a) of this Agreement.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS

        Section 5.01    General.    UOL agrees that: (a) UOL will use commercially reasonable efforts to perform its obligations hereunder in compliance with all applicable laws; (b) UOL will use commercially reasonable efforts to ensure that no portion of the Work Product provided to CMC hereunder contains or will contain any protection feature designed to prevent its use, including without limitation any computer virus, worm, software lock, drop dead device, Trojan-horse routine, trap door, time bomb or any other codes or instructions that may be used to access, modify, delete, damage or disable the Work Product or CMC's or any third party's computer system; and (c) except as otherwise provided in this Agreement or in a Statement of Work (including the Background Technology identified pursuant to Section 2.02(a) above), all Work Product for CMC pursuant to a Statement of Work will not be copied in whole or in part from any other third party work that would result in the Work Product infringing the Intellectual Property of any third party.

        Section 5.02    Service Level Commitment.    UOL shall perform the Services in a workmanlike manner in accordance with generally accepted professional standards, as well as any standards outlined in any Statement of Work. In addition, UOL agrees to comply with any Service level agreement related to any given Service as set forth in the applicable Statement of Work.

        Section 5.03    No Licensed Technology Warranty.    THE LICENSED TECHNOLOGY IS LICENSED ON AN "AS-IS" "WHERE-IS" BASIS AND UOL EXPRESSLY DISCLAIMS, TO THE EXTENT PERMITTED BY LAW, ALL REPRESENTATIONS AND WARRANTIES IN CONNECTION THEREWITH, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

        Section 5.04    No Other Warranty.    EXCEPT AS OTHERWISE SET FORTH IN THIS ARTICLE 5, UOL DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE VI
TERM AND TERMINATION

        Section 6.01    Term.    This Agreement shall commence on the Offering Date and shall continue thereafter for as long as any Statement of Work entered into by the Parties under this Agreement remains in effect, unless it is earlier terminated pursuant to Section 6.02.

        Section 6.02    Termination.

          (a)   The Parties may by mutual agreement from time to time terminate this Agreement with respect to one or more of the Services, in whole or in part.

          (b)   Either Party may terminate the obligations under this Agreement as to any specific Service upon prior written notice to the other Party as set forth in the applicable Statement of Work.

          (c)   Either Party may terminate this Agreement and/or any Statement of Work at any time if the other Party shall have failed to perform any of its material obligations under this Agreement, the non-breaching Party shall have notified the breaching Party in writing of such failure, and such failure shall have continued for a period of at least thirty (30) days after receipt by the breaching Party of written notice of such failure from the non-breaching Party.

        Section 6.03    Effect of Termination.

          (a)   Other than as required by law, upon the effective date of the termination of the obligations under this Agreement as to any Service pursuant to Section 6.01 or 6.02, or upon termination of this Agreement in accordance with its terms, UOL shall have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and CMC shall have no obligation to pay any further fees relating to such terminated Service; provided that, notwithstanding such termination, (i) CMC shall remain liable to UOL for any fees owed and payable in respect of Services provided prior to the effective date of the termination, (ii) the perpetual licenses to the Licensed Technology granted under Section 2.02 shall survive such termination, and (iii) the provisions of Articles IV, V, VI and VII and Section 2.02 shall survive any such termination indefinitely. Any termination of the obligations under this Agreement as to any Service or upon termination of this Agreement in accordance with its terms will not relieve a Party of any liability for breach hereof.

          (b)   Following termination of any Service, UOL agrees to cooperate with CMC in providing for an orderly transition of such Service to CMC or to a successor service provider as designated by CMC, and CMC shall reimburse UOL for its reasonable expenses incurred in connection with such transition of Services. Following termination of any Service, to the extent either party is in possession of Confidential Information or Intellectual Property of the other party as a result of the performance of such Service, all documentation, electronic or otherwise, evidencing such Confidential Information and Intellectual Property shall be returned to the owner thereof.

ARTICLE VII
INDEMNIFICATION AND LIMITATION OF LIABILITY

        Section 7.01    Indemnification.

          (a)   Each Party (the "Indemnifying Party") agrees to indemnify, defend and hold harmless the other party and its directors, officers, agents and employees (each an "Indemnified Person") from and against any loss, cost or damage related to, and to reimburse each Indemnified Person for all reasonable expenses (including, without limitation, attorneys' fees) as they are incurred in connection with pursuing or defending any third-party claim, action or proceeding (collectively, "Actions") arising out of or relating to the Indemnifying Party's recklessness or willful misconduct in performing or failing to perform the Indemnifying Party's obligations under this Agreement or breach of this Agreement.

          (b)   In addition to the foregoing, UOL shall have the option but not the obligation to defend each CMC Indemnified Person from and against any claim that the Licensed Technology infringes or misappropriates any Intellectual Property right or other rights of any third party. Notwithstanding the foregoing, if the Licensed Technology, or any portion thereof, becomes, or UOL reasonably believes it may become, subject to an Action, then UOL, at its sole option and expense, shall have the option but not the obligation to (i) procure the right for CMC to continue using the Licensed Technology, or (ii) modify or replace the Licensed Technology or any portion thereof to render it non-infringing but of reasonably equivalent functionality, compatibility and performance. If neither of the foregoing options are elected by UOL or possible despite the exercise of UOL's commercially reasonable efforts, either party may terminate the license granted relating to such Licensed Technology.

        Section 7.02    Procedure for Defense, Settlement and Indemnification of Third Party Claims.    Each Party hereto agrees that Section 6.8 of the Master Transaction Agreement is hereby incorporated by reference into and made a part hereof mutatis mutandis.

        Section 7.03    Limitation of Liability.    EXCEPT FOR THIRD-PARTY CLAIMS UNDER ANY INDEMNITY PROVISION HEREIN OR CLAIMS RELATED TO A BREACH OF CONFIDENTIALITY PURSUANT TO SECTION 8.16, IN NO EVENT SHALL UOL OR CMC BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE VIII
MISCELLANEOUS

        Section 8.01    No Agency.    Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the Parties hereto or constitute or be deemed to constitute any Party the agent or employee of the other Party for any purpose whatsoever, and neither Party shall have authority or power to bind the other Party or to contract in the name of, or create a liability against, the other Party in any way or for any purpose.

        Section 8.02    Subcontractors.    UOL may hire or engage one or more third-party subcontractors (each, a "Subcontractor") to perform all or any of its obligations under this Agreement; provided that subject to Section 7.01, UOL shall pay for all amounts due to each such Subcontractor and shall in all cases remain primarily responsible for all obligations undertaken by each such Subcontractor on its behalf pursuant to the terms of this Agreement with respect to the scope, quality and nature of the Services provided to CMC; provided further that in each case the use of a Subcontractor to perform UOL's obligations would not substantially increase the costs to CMC.

        Section 8.03    Force Majeure.

          (a)   For purposes of this Section 8.03, a "Force Majeure Event" means an event beyond the control of a Party, which by its nature could not have been foreseen by such Party, or, if it could have been foreseen, was unavoidable and includes, without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities and acts of war (declared or undeclared).

          (b)   Continued performance of a Service may be suspended immediately to the extent caused by Force Majeure. The Party claiming suspension of a Service due to Force Majeure will give prompt notice to the other of the occurrence of the event giving rise to the suspension and of its nature and anticipated duration. The Parties shall cooperate with each other to find alternative means and methods for the provision of the suspended Service.

          (c)   Without limiting the generality of Section 7.01, neither Party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure.

        Section 8.04    Entire Agreement.    This Agreement (including the Exhibits and Statements of Work constituting a part of this Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

        Section 8.05    Information.    Subject to applicable law and privileges, each Party hereto covenants with and agrees to provide to the other Party all information regarding itself and transactions under this Agreement that the other Party reasonably believes is required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

        Section 8.06    Notices.    Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing shall be duly given upon delivery, if delivered by hand, facsimile transmission or mail (with postage prepaid), to the following addresses:

          (a)   If to UOL, to:

      United Online, Inc.
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: General Counsel
      Fax: (818) 287-3010

    with a copy to:

      United Online, Inc.
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: Chief Financial Officer
      Fax: (818) 287-3049

          (b)   If to CMC, to:

      Classmates Media Corporation
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: General Counsel
      Fax: (818) 287-3010

    with a copy to:

      Classmates Media Corporation
      21301 Burbank Boulevard
      Woodland Hills, California 91367
      Attention: Chief Financial Officer
      Fax: (818) 287-3035

or to such other addresses or facsimile numbers as may be specified by like notice to the other Party. Any notice involving non-performance, termination or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, via certified mail, return receipt requested. All other notices may also be sent by facsimile, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method with confirmation of successful transmission; one working day after it is sent, if sent by recognized overnight courier; and three (3) days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

        Section 8.07    Governing Law.    This Agreement shall be construed in accordance with and shall be governed by the laws of the State of California (without giving effect to the conflicts of laws provisions thereof).

        Section 8.08    Severability.    If any terms or other provision of this Agreement or the schedules or exhibits hereto shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable law.

        Section 8.09    Third Party Beneficiaries.    None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against either Party hereto.

        Section 8.10    Amendment and Modification.    This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the Parties hereto.

        Section 8.11    Counterparts.    This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement.

        Section 8.12    Authority.    Each of the Parties represent to the other Party that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement and (d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

        Section 8.13    Binding Effect; Assignment.    This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Except as otherwise expressly provided in this Agreement, neither Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment shall be void; provided that either Party may assign this Agreement to a successor entity in conjunction with such Party's reincorporation in another jurisdiction or into another business form.

        Section 8.14    Failure or Indulgence not Waiver; Remedies Cumulative.    No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        Section 8.15    Interpretation.    The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

        Section 8.16    Confidentiality.    Each of UOL and CMC agrees to, and will cause the UOL Entities and the CMC Entities, respectively, to, maintain and safeguard all Confidential Information (as such term is defined in the Master Transaction Agreement) pursuant to Section 3.5 of the Master Transaction Agreement, and each Party hereto agrees that Section 3.5 of the Master Transaction Agreement is hereby incorporated by reference into and made a part hereof mutatis mutandis.

        Section 8.17    Dispute Resolution.    Each Party hereto agrees that Section 3.12 of the Master Transaction Agreement is hereby incorporated by reference into and made a part hereof mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives.

UNITED ONLINE, INC.
By:
Name: Title:
CLASSMATES MEDIA CORPORATION
By:
Name: Title:

EXHIBIT A

DESCRIPTION OF SERVICES

        The specific Services currently available to be provided to CMC by UOL are the following:

1.    Operations.

        a.    Internet Transit.    UOL can provide Internet connectivity to connect CMC to the Internet using UOL's network of diverse and redundant Internet backbone providers. CMC can be provisioned with Fast-Ethernet, Gigabit-Ethernet, or 10-Gigabit-Ethernet switch ports (as specified on the applicable Statement of Work) and the required cabling. Internet Transit services are metered connections based on bandwidth utilization using the 95%-utilization model, which is provided to ignore random short-lived spikes in utilization on the CMC's network.

        b.    Systems Administration.    Systems administration includes installation, initial configuration and ongoing management of UOL-approved (approval not to be unreasonably withheld) server hardware. Installation includes the planning, selection, sizing, and physical deployment of the servers and the installation and configuration of the operating system and related components. Standard supported operating systems include Solaris, Linux (RedHat) and Microsoft Windows. Ongoing management services include management of hardware and software maintenance and 24x7 response by UOL. UOL can manage all hardware, OS and application configuration changes on behalf of the CMC.

        c.    Network Administration.    Network administration includes installation, initial configuration and ongoing management of UOL-approved (approval not to be unreasonably withheld) network hardware, including routers, switches, load-balancers and firewall devices. Installation includes the planning, selection, sizing, and physical deployment of the devices as well as the development and implementation of network configurations, routing protocols and firewall or security rules. Ongoing management services include management of network hardware and software maintenance and 24x7 response by UOL. UOL can manage all configuration changes on behalf of the CMC.

        d.    Monitoring Services.    UOL maintains a Network Monitoring Center (NOC), which combined with customized monitoring and integrity-management software, can provide continuous 24x7 monitoring of CMC's services. Whenever the NOC detects a problem or potential problem with a service, UOL will notify the CMC's technical contacts, open a problem tracking ticket in UOL's systems, and begin problem determination and resolution based on CMC's policies. Periodic reports can be provided as defined and needed by CMC.

2.    Applications.

        a.    Corporation Audio/Video.    This Service includes audio and videoconference bridges, a network of compatible video conferencing devices and various communications expertise in designing and building sophisticated audio-visual tools in conference rooms.

        b.    Security.    UOL can provide a comprehensive array of security risk minimization policies and solutions. The services that can be provided include, but are not limited to:

  •
  Computer Access Control;

  •
  Identity Management;

  •
  Security Vulnerability Analysis and Risk Assessments;

  •
  Organizational Training and Security Awareness;

  •
  Security Reviews of Software Code and Applications; and

  •
  Sarbanes-Oxley Compliance.

        c.    Oracle Applications.    UOL has standardized on certain Oracle Applications for managing business information, notably the Financials and Self-Service HR modules. UOL can provide these tools to CMC. These are business applications that should be centrally managed in order to assure that certain application and data standards are adhered to throughout the corporation.

        d.    Billing Tools.    UOL maintains a billing system designed around the Oracle Communications Billing and Revenue Management product (formerly Portal Software's Infranet). This system can provide secure CMC credit card storage, multiple custom billing plans, billing and transaction processing through external vendors, managing account balances, posting financial information and more. In addition, there are ancillary tools that provide credit card account and expiration date updating.

        e.    Names Database Billing.    The UOL Web Services division in Orem, Utah will provide billing services for Names Database on a per transaction basis.

        f.    Web Hosting.    UOL operates a web hosting business that gives users simple tools to easily create their own websites or individual web pages. CMC may be able to leverage these tools to give the users of its services the ability to create "mini" websites or profile pages, all hosted by UOL.

3.    Labor.    CMC may contract with UOL for software development consulting Services for specific projects. UOL will also provide other additional Services and support for the operations, maintenance and repair of CMC-related equipment or the Services supplied to CMC, as set forth in the Statement of Work for these Services. UOL personnel are available during normal business hours and will be billed at UOL's then-current labor rates per hour.

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QuickLinks

  Exhibit 10.6
TECHNOLOGY SERVICES AGREEMENT dated as of , 2007 between UNITED ONLINE, INC. and CLASSMATES MEDIA CORPORATION
TECHNOLOGY SERVICES AGREEMENT
RECITALS
EXHIBIT A DESCRIPTION OF SERVICES